UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2010

American Medical Alert Corp.
(Exact name of registrant as specified in its charter)

New York	333-54992	11-2571221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3265 Lawson Boulevard, Oceanside, New York	11572
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (516) 536-5850

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

American Medical Alert Corp. (“AMAC”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K filed on January 6, 2011 (the “Original 8-K”), in order to delete the reference to, and otherwise correct the disclosure made with respect to the Company’s ability to terminate the employment agreements described below without Cause, and the payment of termination benefits upon such termination, and to add more detail with respect to benefits payable upon other termination events.  No other items or disclosures in the Original 8-K are being amended, and, accordingly, this Amendment No. 1 does not otherwise change or update any information that was presented in the Original 8-K.

Item 1.01.  Entry into a Material Definitive Agreement.

The information disclosed under Item 5.02 is incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Jack Rhian Employment Agreement

On December 30, 2010, American Medical Alert Corp. (the "Company" or "we") entered into an employment agreement with Mr. Jack Rhian (the "2011 Rhian Agreement"), under which Mr. Rhian's employment will be continued for a term of three years, commencing as of January 1, 2011.  The 2011 Rhian Agreement supersedes the previously disclosed employment agreement between Mr. Rhian and the Company, dated November 11, 2005, as amended, which expired on December 31, 2010.  Mr. Rhian will continue in his current role as the Company's Chief Executive Officer and President.

The 2011 Rhian Agreement provides for the payment, on a bi-weekly basis, of a base salary equal to $300,000 per annum, for the period beginning January 1, 2011 and ending on December 31, 2013.

Mr. Rhian is also eligible to participate in an executive bonus pool, to be established by the Company by June 30, 2011, on such terms and conditions as may be determined by the Company in its sole discretion.  The 2011 Rhian Agreement also provides for a monthly automobile stipend in the amount of $1,000.

The 2011 Rhian Agreement provides that Mr. Rhian will be granted 30,000 restricted stock units ("RSU"), subject to the terms of the American Medical Alert Corp. 2010 Equity Incentive Plan (the "2010 Plan") and execution by Mr. Rhian of the applicable award agreement under such plan, that vest as follows: 10,000 RSUs on December 31, 2011, 10,000 RSUs on December 31, 2012 and 10,000 RSUs on December 31, 2013.  Vesting is dependent on Mr. Rhian's continued employment on the vesting date, as provided under the 2010 Plan.  In the event of a Change in Control (as defined in the 2011 Rhian Agreement), if Mr. Rhian and the Company, or its successor, agree to continue the Rhian Employment Agreement, or to enter into a new employment agreement in lieu of such agreement, then any unvested RSUs, shall vest immediately upon the mutual agreement of the Company (or its successor) and Mr. Rhian to continue the Rhian Employment Agreement or to enter into a new employment agreement.

The 2011 Rhian Agreement can be terminated by the Company upon certain specified events constituting Cause (as defined in the 2011 Rhian Agreement) without payment of severance.   If Mr. Rhian is terminated with Cause, he will be entitled only to payment of base salary, benefits, reasonable business expenses, car stipend and incentive compensation already accrued to the date of termination. The 2011 Rhian Agreement does not expressly contemplate termination without Cause.

Unless Mr. Rhian is terminated for Cause (as defined in the 2011 Rhian Agreement), if we do not offer Mr. Rhian to enter into a written employment agreement with terms and conditions no less favorable than substantially the same terms and conditions as the 2011 Rhian Agreement upon such agreement's expiration, Mr. Rhian will receive payment of base salary, based on his then effective salary level, for a period of twelve (12) months, commencing seven months following the expiration date of the 2011 Rhian Agreement (the “Rhian Non-Renewal Payment”).  The Rhian Non-Renewal Payment would be in addition to, and not in lieu of any damages attributable to termination of the 2011 Rhian Agreement without Cause prior to the expiration date.

In the event of Mr. Rhian’s death, the 2011 Rhian Agreement and Mr. Rhian’s  employment will terminate upon his death.  Mr. Rhian’s estate (or such other person(s) as Mr. Rhian shall designate in writing) will be entitled to receive, in accordance with the normal pay practice of the Company, Mr. Rhian’s then effective base salary and any of Mr. Rhian’s accrued and unpaid reasonable business expenses for a period of one (1) year following his date of death.

In the event of Mr. Rhian’s disability (as defined in the 2011 Rhian Agreement) for one hundred and eighty (180) consecutive days or an aggregate period of more than one hundred and eighty (180) days in any 12-month period, the Company may terminate the agreement after the expiration of such period.  Upon such termination, Mr. Rhian will be entitled to receive his then effective base salary, and any accrued and unpaid business expenses, through the date of such termination.

In addition, under the 2011 Rhian Agreement, if after a Change in Control (i) the Company (or its successor) terminates the 2011 Rhian Agreement without Cause or Mr. Rhian terminates it within 180 days following such Change in Control under certain circumstances constituting constructive termination enumerated in such agreement, and (ii) if the Company (or its successor) and Mr. Rhian do not agree to enter into a new employment agreement in lieu of the 2011 Rhian Agreement, then Mr. Rhian is entitled to be paid in a lump sum, six months and one day after such termination, an amount of cash equal to 2.99 times Mr. Rhian's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

The foregoing description is not complete and is qualified in its entirety to the Employment Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by this reference.

Frederic Siegel Employment Agreement

On December 30, 2010, we entered into an employment agreement with Mr. Frederic Siegel (the "2011 Siegel Agreement"), under which Mr. Siegel's employment will be continued for a term of three years, commencing as of January 1, 2011.  The 2011 Siegel Agreement supersedes the previously disclosed employment agreement between Mr. Siegel and the Company, dated May 24, 2007, as amended, which expired on December 31, 2010.  Mr. Siegel will continue in his current role as the Company's Executive Vice President.

The 2011 Siegel Agreement provides for the payment, on a bi-weekly basis, of the following base salary amounts:

•	$225,000 per annum, for the period beginning January, 2011 and ending December 31, 2011;

•	$232,500 per annum, for the period beginning January, 2012 and ending December 31, 2012; and

•	$240,000 per annum, for the period beginning January, 2013 and ending December 31, 2013.

Mr. Siegel is also eligible to participate in an executive bonus pool, to be established by the Company by June 30, 2011, on such terms and conditions as may be determined by the Company in its sole discretion.  The 2011 Siegel Agreement also provides for a monthly automobile stipend in the amount of $800.

The 2011 Siegel Agreement provides that Mr. Siegel will be granted 16,500 RSUs, subject to the terms of the Plan and execution by Mr. Siegel of the applicable award agreement under such plan, that vest as follows: 5,500 RSUs on December 31, 2011, 5,500 RSUs on December 31, 2012 and 5,500 RSUs on December 31, 2013.  Vesting is dependent on Mr. Siegel's continued employment on the vesting date, as provided under the 2010 Plan.  In the event of a Change in Control (as defined in the 2011 Siegel Agreement), if Mr. Siegel and the Company, or its successor, agree to continue the 2011 Siegel Agreement, or to enter into a new employment agreement in lieu of such agreement, then any unvested RSUs, shall vest immediately upon the mutual agreement of the Company (or its successor) and Mr. Siegel to continue the 2011 Siegel Agreement or to enter into a new employment agreement.

The 2011 Siegel Agreement can be terminated by the Company upon certain specified events constituting Cause (as defined in the 2011 Siegel Agreement) without payment of severance.   If Mr. Siegel is terminated with Cause, he will be entitled only to payment of base salary, benefits, reasonable business expenses, car stipend and incentive compensation already accrued to the date of termination. The 2011 Siegel Agreement does not expressly contemplate termination without Cause.

Unless Mr. Siegel is terminated for Cause (as defined in the 2011 Siegel Agreement), if we do not offer Mr. Siegel to enter into a written employment agreement with terms and conditions no less favorable than substantially the same terms and conditions as the 2011 Siegel Agreement upon such agreement's expiration, Mr. Siegel will receive payment of base salary, based on his then effective salary level, for a period of twelve (12) months, commencing seven months following the expiration date of the 2011 Siegel Agreement (the “Siegel Non-Renewal Payment”.  The Siegel Non-Renewal Payment would be in addition to, and not in lieu of any damages attributable to termination of the 2011 Siegel Agreement without Cause prior to the expiration date.

In the event of Mr. Siegel’s death, the 2011 Siegel Agreement and Mr. Siegel’s  employment will terminate upon his death.  Mr. Siegel’s estate (or such other person(s) as Mr. Siegel shall designate in writing) will be entitled to receive, in accordance with the normal pay practice of the Company, Mr. Siegel’s then effective base salary and any of Mr. Siegel’s accrued and unpaid reasonable business expenses for a period of one (1) year following his date of death.

In the event of Mr. Siegel’s disability (as defined in the 2011 Siegel Agreement) for one hundred and eighty (180) consecutive days or an aggregate period of more than one hundred and eighty (180) days in any 12-month period, the Company may terminate the agreement after the expiration of such period.  Upon such termination, Mr. Siegel will be entitled to receive his then effective base salary, and any accrued and unpaid business expenses, through the date of such termination.

In addition, under the 2011 Siegel Agreement, if after a Change in Control (i) the Company (or its successor) terminates the 2011 Siegel Agreement without Cause or Mr. Siegel terminates it within 180 days following such Change in Control under certain circumstances constituting constructive termination enumerated in such agreement, and (ii) if the Company (or its successor) and Mr. Siegel do not agree to enter into a new employment agreement in lieu of the 2011 Siegel Agreement, then Mr. Siegel is entitled to be paid in a lump sum, six months and one day after such termination, an amount of cash equal to 2.99 times Mr. Siegel's "base amount" as defined in Section 280G(b)(3) of the Code.

The foregoing description is not complete and is qualified in its entirety to the Employment Agreement, attached as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Exhibit Name

10.1*	Employment Agreement, dated as of December 30, 2010, between American Medical Alert Corp. and Jack Rhian

10.2*	Employment Agreement, dated as of December 30, 2010, between American Medical Alert Corp. and Frederic Siegel

*previously filed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:           August 5, 2011

AMERICAN MEDICAL ALERT CORP.

By:	/s/ Richard Rallo
Name: Richard Rallo
Title: Chief Financial Officer